UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 5, 2006

SPECTRE GAMING, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 23rd Avenue N.
Minneapolis, MN 55447
(Address of principal executive offices) (Zip code)

(763) 553-7601
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2006, Spectre Gaming, Inc. (the “Company”) entered into a Sixth Amendment to Redemption Technology and Supply Agreement with Bally Gaming, Inc. (the “Amendment”). The Amendment is effective as of March 29, 2006, and amends certain terms and conditions of the Redemption Technology and Supply Agreement between such parties dated May 24, 2005, as amended.

The Amendment materially alters the Redemption Technology and Supply Agreement, as amended, by providing that:

•
The Company is obligated to purchase from Bally Gaming at least 175 gaming cabinets incorporating certain proprietary technology that the Company licenses from Bally Gaming, prior to April 30, 2006, at prices determined under the Amendment.

•
Thereafter, and after the Company has deployed all such 175 gaming cabinets with its customers, the Company will be obligated to purchase from Bally Gaming the next new 1,825 such gaming cabinets that the Company orders. All such purchases will be made at prices determined under the Amendment.

•
Bally Gaming agreed to (i) defer a $750,000 payment that the Company owes pursuant to a promissory note the Company delivered to Bally Gaming in connection with the Redemption Technology and Supply Agreement, as amended, until June 30, 2006, and (ii) provide the Company with an additional 30-day period to cure any non-payment of such amount by that date.

•
The Company has agreed to deposit into escrow certain source code created by the parties for use with Bally Gaming’s gaming cabinets which the Company purchases pursuant to the Redemption Technology and Supply Agreement, as amended. In the event that the Company defaults on its obligations under the Redemption Technology and Supply Agreement, as amended, Bally Gaming will have a right to use the source code.

•
As an additional incentive to develop new products, features and versions of the technology, Bally agreed to share equally in the costs of registering and perfecting intellectual property registrations and filings up to $250,000 annually.

•
Subject to conditions that may be imposed by location operators, the parties agreed that all Company amusement-with-prize games placed at new third-party retail locations will employ Bally Gaming’s redemption and fulfillment system. The Amendment also contains provisions for the transition of currently placed amusement-with-prize games to the use of the Bally Gaming redemption and fulfillment system.

•
In the event that the Company does not have at least 1,000 gaming cabinets operating in the State of Texas by June 30, 2007, then the Company will forfeit its right to distribute Bally Gaming video lottery terminals in that state, if and when such terminals become legal in that state, as described in the Redemption Technology and Supply Agreement, as amended.

•
The parties extended the term of the Redemption Technology and Supply Agreement, as amended, through June 30, 2008, with certain performance-related conditions to the ability to extend the term for up to eight years beyond the effective date of the Amendment.

In addition, if the Company (i) meets certain financing conditions on or prior to June 30, 2006 (subject to a 30-day extension) and (ii) makes all interest payments due under the promissory note delivered to Bally Gaming in connection with the Redemption Technology and Supply Agreement, as amended, then:

•
the Company may payoff the entire amount due under the promissory note by delivering a lump-sum payment equal to the sum of 75% of the then-current principal balance plus all accrued and unpaid interest; or in the alternative may require Bally Gaming to restructure the promissory note to defer $750,000 in principal payments (due on each of March 29 and September 29, 2006) until December 31, 2006 with the total $1.5 million due being amortized thereafter over 18 months, and

•	the parties will agree to a revised royalty payment structure under the Redemption Technology and Supply Agreement, as amended, generally providing the Company with greater flexibility.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.:

Date: April 5, 2006	By:	/s/ Kevin M. Greer
Kevin M. Greer, Chief Financial Officer